Exhibit 10.2

ALLIED ENERGY PLC

And

CAMAC INTERNATIONAL (NIGERIA) LIMITED

And

CAMAC PETROLEUM LIMITED

THIRD AGREEMENT NOVATING

PRODUCTION SHARING CONTRACT

THIS THIRD AGREEMENT NOVATING PRODUCTION SHARING CONTRACT (“Agreement”) is entered into this 19th day of November, 2013 BY AND AMONG:

1)

ALLIED ENERGY PLC (formerly, Allied Energy Resources Nigeria Limited), a company incorporated under the laws of the Federal Republic of Nigeria and having its registered office at Plot 1649 Olosa Street, Camac House, Victoria Island, Lagos (hereinafter referred to as “Allied”, which expression shall where the context so admits include its successors and assigns);

2)

CAMAC INTERNATIONAL (NIGERIA) LIMITED, a company incorporated under the laws of the Federal Republic of Nigeria and having its registered office at Plot 1649 Olosa Street, Camac House, Victoria Island, Lagos (hereinafter referred to as “CINL”, which expression shall where the context so admits include its successors and assigns); and

3)

CAMAC PETROLEUM LIMITED, a company incorporated under the laws of the Federal Republic of Nigeria and having its registered office Plot 1649 Olosa Street, Camac House, Victoria Island, Lagos (hereinafter referred to as “CPL”, which expression shall where the context so admits include its successors and assigns ).

Allied, CINL, and CPL are hereinafter referred to individually as a “Party” and collectively as the “Parties”.

WHEREAS:

(A)	On June 3, 1992, Allied was awarded an Oil Prospecting Licence with respect to Block 210 (“OPL 210”), of which an interest of two and one-half percent (2.5%) was subsequently assigned by Allied to Camac International (Nigeria) Limited on September 30, 1992;

(B)

On August 28, 2002, Allied and Camac International (Nigeria) Limited were granted Oil Mining Leases 120 and 121 (hereinafter referred to as “OMLs” or “Leases”) with respect to the OPL 210 for a term of twenty (20) years, each commencing from February 27, 2001;

(C)

On July 22, 2005, Allied, CINL and Nigerian Agip Exploration Limited (“NAE”) entered into a Production Sharing Contract (“PSC”) covering Petroleum Operations in the OMLs which sets out the terms and conditions governing conduct of petroleum operations in respect of the OMLs and under which NAE was appointed Operating Contractor;

(D)

By an Agreement Novating Production Sharing Contract dated April 7, 2010, entered into by and among Allied, CINL, CPL and NAE, Allied and CINL novated to CPL the beneficial ownership of their respective interests in and certain rights and obligations under the PSC in relation to the Oyo field (the “First Novation”), subject to the terms and conditions contained therein;

(E)

By a Second Agreement Novating Production Sharing Contract dated February 15, 2011, entered into by and among Allied, CINL, CPL and NAE, Allied and CINL novated to CPL the beneficial ownership of their respective interests in and certain rights and obligations under the PSC in relation to the OMLs under the PSC that were not novated pursuant to the First Novation (the “Second Novation”), subject to the terms and conditions contained therein;

(F)

By a Deed of Novation dated June 29, 2012, entered into by and among Allied, CINL, CPL and NAE, NAE novated to Allied all of its interests in, and all of its rights and obligations under, the PSC (the “NAE Novation”), subject to the terms and conditions contained therein;

(G)

Pursuant to a Transfer Agreement, dated November 19, 2013, by and among Allied, CINL, CAMAC Energy Holdings Limited, CPL, and CAMAC Energy Inc. (the “Transfer Agreement”), Allied agreed to sell and CPL agreed to purchase the remainder of Allied’s interest under the PSC, such interest being the interest acquired by Allied pursuant to the NAE Novation, giving CPL the remaining rights and obligations under the PSC, subject to the terms and conditions contained herein;

(H)

Allied wishes to novate to CPL all of its interests in and all rights and obligations in under the PSC that were not heretofore novated pursuant to the First Novation and Second Novation, subject to the terms and conditions hereinafter set forth (the “Third Novated Interest”); and

(I)	Allied wishes to be released from, and CPL wishes to assume all the liabilities and perform the obligations of Allied under the PSC on the terms set out herein.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.	Unless the context otherwise requires, words and expressions defined in the Transfer Agreement shall have the same meaning when used in this Agreement.

2.

The Parties severally agree that with effect from the Closing, as such term is defined under the Transfer Agreement (the “Effective Date”), and except as otherwise provided in clause 4 of this Deed of Novation and in the Transfer Agreement and subject to the representations, warranties, covenants, and agreements in the Transfer Agreement.

2.1.	Allied assigns to CPL all of Allied’s rights, liabilities, duties, covenants, undertakings, and other obligations contained in the PSC.

2.2.

CPL undertakes and covenants, as a separate obligation with Allied and CINL, to assume, observe, perform, discharge and be bound by all liabilities and obligations arising under the PSC in the place of Allied and be entitled to all the rights and benefits therein in the place of Allied.

2.3.

CINL and CPL shall each release and discharge Allied from the observance, performance and discharge of the liabilities and obligations of Allied assumed by CPL in pursuant to sub-clause 2.2 of this Agreement and shall accept the like observance, performance and discharge of those liabilities and obligations of CPL in the place of Allied.

2.4.

CPL undertakes, in respect of the Third Novated Interest to indemnify fully and hold harmless Allied and CINL in respect of any claims, proceedings, injury, costs (including legal costs), loss, damage or expense arising from CPL’s obligations under the PSC from and after the Effective Date for which Allied would have been liable but for the release and discharge referred to in sub-clause 2.3 of this Agreement. For the avoidance of doubt, CPL shall also be liable to Allied and CINL for such obligations related to the Third Novated Interest to the extent provided for in the Transfer Agreement.

2.5.

CPL is hereby designated and agrees to act as the Contracting Operator (as defined in the PSC) in the place of Allied under the PSC. Accordingly, all references to the Contracting Operator in the PSC shall be read as references to CPL. CPL undertakes and covenants to assume, observe, perform, discharge and be bound by all liabilities, responsibilities and obligations in respect of the Contracting Operator arising under the PSC in the place of Allied. CINL and CPL shall each release and discharge Allied from the observance, performance and discharge of the liabilities, responsibilities and obligations of Allied assumed by CPL as the Contracting Operator pursuant to this sub-clause 2.5 of this Agreement and accept the like observance, performance and discharge of those liabilities, responsibilities and obligations of Allied by CPL in the place thereof.

2.6.

Allied shall be free and clear from all liabilities, responsibilities and obligations in respect of the Third Novated Interest and therefore each of CINL and CPL agrees that the provisions of Article 17.2 of the PSC shall not apply to Allied and to the Transactions.

2.7.

Allied and CINL shall indemnify and hold CPL harmless against all losses, damages, injuries, expenses, and actions of whatever kind and nature (“Damages”) suffered by it where such Damages are as the result of the failure of Allied and/or CINL to notify the Department of Petroleum Resources (“DPR”) of the Transactions. CPL shall indemnify and hold Allied and CINL harmless against all Damages suffered by it where such Damages are as the result of the failure of CPL to notify the Department of Petroleum Resources (“DPR”) of the Transactions.

2.8.

Notwithstanding any other provision in this Agreement to the contrary, no Party to this Agreement shall be liable to, or indemnify any other Party for, any Damages claimed under this Agreement or the PSC that are punitive, special, consequential, incidental, exemplary, lost profits, lost production or otherwise not actual damages.

3.

Nothing contained herein shall prejudice the rights, obligations and liabilities of CINL, CPL and Allied, or any other party, under the Transfer Agreement or under any other agreement between them in respect of the Third Novated Interest. For the avoidance of doubt, the foregoing sentence shall not negate the provisions of sub-clause 2.6 above. Notwithstanding any other provision of this Agreement, to the extent that anything stated in this Agreement is contrary to or inconsistent with the terms of the Transfer Agreement, the terms of the Transfer Agreement shall prevail.

4.	The Parties hereby agree and confirm that, notwithstanding any other provision in this Agreement or the PSC, except as otherwise modified below:

4.1.

The terms and conditions of Articles 7.2, 7.3(b), 8.1(a), 8.1(c), 8.3, 11 and 14.3 of the PSC shall remain unaffected by this Agreement and Allied and CINL shall retain their rights and obligations under those Articles. For the avoidance of doubt, in each of the Articles identified in this sub-clause 4.1:

(a)      each reference to the “Contractor” or “Operating Contractor” shall be read as being a reference to CPL;

(b)     each reference to the “First Party” shall be read as being a reference to Allied and CINL in proportion to their respective holding interests in the OMLs; and

(c)     each reference to “Allied” shall be read as being a reference to Allied.

4.2.	Article 8.1(e) of the PSC is deleted in its entirety;

4.3.	The Parties shall enter into a new Escrow Account as defined in, and pursuant to, Article 8.3.1 of the PSC, and Article 8.3 shall be amended as appropriate to reflect such new Escrow Account;

4.4.

Nothing contained in Article 11 shall be construed to pass title to the “First Party” following cost recovery for any equipment or movable property purchased by the Contractor or to extinguish Contractor’s title to or right to use any such equipment or property, in each case to the extent such equipment or property is capable legally and physically of being removed from the seabed or otherwise from within the Lease area.

4.5.	Article 27.1 of the PSC shall include the following address for notices:

CAMAC Petroleum Limited

Plot 1649 Olosa Street

Camac House

Victoria Island, Lagos, Nigeria

Fax: +234 1 2704271

5.

Except as expressly provided in this Agreement all provisions of the PSC and all agreements deriving therefrom shall continue to be in full force and effect and binding on Allied, CINL and CPL, insofar as those agreements were in full force and effect and binding on the Parties immediately prior to the date hereof. With effect from the Closing, this Agreement, the First Novation, the Second Novation, the NAE Novation, and the PSC shall be read and construed as one document.

6.

This Agreement shall be treated as constituting all actions, confirmations, consents and undertakings required of each NAE, Allied, CINL and CPL under the PSC or any agreement deriving therefrom, for the purposes of giving effect to the transfer to CPL of the Transferred Interest.

7.

Allied shall be solely responsible for the payment in a timely fashion of, and undertakes to pay, all and any applicable Taxes and stamp duty (including any interest, penalties and/or fines) payable on or in connection with the execution or enforcement of this Agreement and all documents executed pursuant to this Agreement and the assignment of the Transferred Interest and shall fully indemnify each of the other Parties in respect of any costs (including legal costs), expenses, loss or damage occasioned by its failure to pay (or any delay in paying) any such applicable Taxes and/or stamp duty.

8.

Each reference in this Agreement to the PSC and/or any agreement deriving therefrom shall be construed and shall have effect as a reference to the same as it may have been supplemental and/or amended and/or novated prior to the date hereof.

9.

This Agreement may be executed in any number of counterparts and by the Parties on separate counterparts, each of which will be deemed an original but which together shall constitute one agreement, with the same effect as if the signatures on the counterparts were upon a single engrossment of this Agreement. No counterpart shall be effective until each Party has executed at least one counterpart.

10.

This Agreement shall be governed by and construed in accordance with Nigerian Law. Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination which cannot be amicably resolved between the Parties, shall be settled by arbitration under the provisions of Article 23 of the PSC. A dispute shall be deemed to have arisen when a Party notifies the other Party in writing to that effect.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have entered into this Agreement on the day and year first above written.

Signed for and on behalf of

ALLIED ENERGY PLC

Signature: /s/ Mickey Lawal

Name: Mickey Lawal

Designation: Director

Signed for and on behalf of

CAMAC INTERNATIONAL

(NIGERIA) LIMITED

Signature: /s/ Mickey Lawal

Name: Mickey Lawal

Designation: Director

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK—
SIGNATURE PAGE FOR CAMAC PETROLEUM LIMITED FOLLOWS]

SIGNATURE PAGE OF THIRD AGREEMENT NOVATING

PRODUCTION SHARING CONTRACT

IN WITNESS WHEREOF, the Parties have entered into this Agreement on the day and year first above written.

Signed for and on behalf of

CAMAC PETROLEUM LIMITED

Signature: /s/ Jeffrey S. Courtright

Name: Jeffrey S. Courtright

Designation: Director

SIGNATURE PAGE OF THIRD AGREEMENT NOVATING

PRODUCTION SHARING CONTRACT